Exhibit 10.1

FOURTH AMENDED AND RESTATED INVESTMENT MANAGEMENT TRUST AGREEMENT

This Fourth Amended and Restated Investment Management Trust Agreement (this “Agreement”) is made effective as of July 16, 2024, by and between Achari Ventures Holdings Corp. I, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a limited purpose trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-258476 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one redeemable warrant, each whole warrant entitling the holder thereof to purchase three quarters of one share of Common Stock, at a price of $11.50 per share, subject to adjustment (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission;

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Chardan Capital Markets LLC as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein;

WHEREAS, if a Business Combination (as defined below) is not consummated within 33 months of the closing of the Offering, upon the request of the Company’s sponsor (the “Sponsor”), the Company may extend such period (an “Extension Option”) in three single-month increments, for a total period of up to 36 months from the closing of the Offering (or until October 19, 2024), subject to the Sponsor or its affiliates or permitted designees depositing, for each such one-month extension, the lesser of (x) $100,000 and (y) $0.04 per public share remaining after redemptions in connection with the execution of this Agreement into the Trust Account (as defined below) on or prior to the applicable monthly deadline (such deadline for exercising such extension option being the 19th calendar day of each month, each a “Deadline” and each such option, a “Monthly Extension Option,” and notice of exercise of each such Monthly Extension Option to be provided to the trustee within five calendar days of such Deadline except, for the avoidance of doubt, with respect to the exercise of the first Monthly Extension Option, which such notice may be provided at any time on or prior to July 19, 2024), in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note related to the exercise of such Monthly Extension Option payable upon consummation of a Business Combination (in the event the funds for such Monthly Extension Option are contributed as a working capital loan);

WHEREAS, as described in the Prospectus, $101,500,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $116,725,000, if the Underwriters’ over-allotment option is exercised in full) and the proceeds from any loans in connection with the exercise of an Extension Option will be or has been delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $3,500,000, or $4,025,000 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Representative upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Discount”);

WHEREAS, Section 6(d) of the original trust agreement provides that the original trust agreement may only be amended with the approval of the holders of 65% of all of the outstanding shares of Common Stock (the “Consent of the Stockholders”);

WHEREAS, the Company obtained the Consent of the Stockholders to approve an amendment to the original trust agreement;

WHEREAS, each of the Company and Trustee desire to amend the original trust agreement as provided herein; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall continue to hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the JPMorgan Chase & Co. and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of Rule 2a-7(d) promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, jointly signed by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (1) 33 months after the closing of the Offering, or 36 months after the closing of the Offering (for the avoidance of doubt, the business day following October 19, 2024) if the Company exercises each of the Monthly Extension Options available to it in full as described in the Company’s Sixth Amended and Restated Certificate of Incorporation, as it may be further amended and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Sixth Amended and Restated Certificate of Incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; and provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i) the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders. Other than what is provided for in Section 1(k), it is acknowledged and agreed that there should be no reduction in the principal amount initially deposited in the Trust Account;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation (a) to modify the substance or timing of the ability of Public Stockholders to seek redemption in connection with an initial Business Combination or the Company’s obligation to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Sixth Amended and Restated Certificate of Incorporation or (b) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (k) above.

(m) Upon receipt of an extension letter in form of Exhibit E (the “Extension Letter”) at least five calendar days prior to a Deadline (except, for the avoidance of doubt, with respect to the exercise of the first Monthly Extension Option, which such notice may be provided at any time on or prior to July 19, 2024), signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to a Deadline, follow the instructions set forth in the Extension Letter.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until the closing of the Business Combination (defined below). The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the annual administration fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Representative, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representative prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(h) Within four (4) business days after the Underwriters exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than $3,500,000.

(i) If applicable, issue a press release at least three days prior to a Deadline announcing that, at least five days prior to a Deadline, the Company received notice from the Sponsor that the Sponsor intends to deposit funds into the Trust Account in order to exercise an Extension Option.

(j) Promptly following a Deadline, disclose whether or not an Extension Option has been effectuated.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification to Section 1(i), 2(f) or Exhibit A may be made without the prior written consent of the Representative.

(d) This Agreement or any provision hereof may only be changed, amended or modified pursuant to Section 6(c) hereof with the Consent of the Stockholders. For purposes of this Section 6(d), the “Consent of the Stockholders” means receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (“DGCL”) (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock, par value $0.0001 per share, of the Company have voted in favor of such change, amendment or modification. No such amendment will affect any Public Stockholder who has otherwise indicated his election to redeem his shares of Common Stock in connection with a stockholder vote sought to amend this Agreement to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock if the Company does not complete its initial Business Combination within the time frame specified in the Company’s Sixth Amended and Restated Certificate of Incorporation. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment in reliance thereon.

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

           cgonzalez@continentalstock.com

if to the Company, to:

Achari Ventures Holdings Corp. I

60 Walnut Avenue Suite 400

Clark, NJ 07066

Attn: Vikas Desai

Email: vikas@acharivc.com

in each case, with copies to:

Katten Muchin Rosenman LLP

50 Rockefeller Plaza

New York, NY 10020-1605

Attn: Timothy J. Kirby, Esq.

Email: tim.kirby@katten.com

and

Chardan Capital Markets LLC

17 State Street, 21st Floor

New York, New York 10004

Attn: General Counsel

and

White and Williams LLP

7 Times Square, #2900

New York, NY 10036

Attn: Alexandria E. Kane, Esq.

Email: kanea@whiteandwilliams.com

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that Chardan Capital Markets, LLC on behalf of the Underwriters is a third party beneficiary of this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Fourth Amended and Restated Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

ACHARI VENTURES HOLDINGS CORP. I

By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer

[Signature Page to the Fourth Amended and Restated Investment Management Trust Agreement]

SCHEDULE

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$3,500
Trustee administration fee	Payable annually. First year fee payable, at initial closing of Offering by wire transfer, thereafter by wire transfer or check.	$10,000
Transaction processing fee for disbursements to Company under Sections 1(i), (j) and (k)	Billed to Company following disbursement made to Company under Section 1	$250
Paying Agent services as required pursuant to Sections 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(k)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Fourth Amended and Restated Investment Management Trust Agreement between Achari Ventures Holdings Corp. I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of July__, 2024 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representative on behalf of the Underwriters (with respect to the Deferred Discount)). It is acknowledged and agreed that while the funds are on deposit in the trust operating account at JPMorgan Chase & Co. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) a joint written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to public stockholders who have properly exercised their redemption rights and payment of the Deferred Discount to the Representative from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, (x) to the Representative in an amount equal to the Deferred Discount as directed by the Representative and (y) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such notice as soon thereafter as possible.

Very truly yours,
Achari Ventures Holdings Corp. I

By:
Name:
Title:

Acknowledged and Agreed by:
Chardan Capital Markets LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Fourth Amended and Restated Investment Management Trust Agreement between Achari Ventures Holdings Corp. I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of July__, 2024 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s Sixth Amended and Restated Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected (1) as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Sixth Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

(1)	15 months from the closing of the Offering, or such later date upon the exercise of an Extension Option.

Very truly yours,
Achari Ventures Holdings Corp. I

By:
Name:
Title:

cc:	Chardan Capital Markets LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Fourth Amended and Restated Investment Management Trust Agreement between Achari Ventures Holdings Corp. I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of July __, 2024 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $__ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of the Beneficiaries:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,
Achari Ventures Holdings Corp. I

By:
Name:
Title:

cc:	Chardan Capital Markets LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: SPAC Redemption Team

Re: Trust Account No. Stockholder Redemption Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(k) of the Fourth Amended and Restated Investment Management Trust Agreement between Achari Ventures Holdings Corp. I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of July __, 2024 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $__ of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries for distribution to the Stockholders who have requested redemption of their Common Stock. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in Company’s Sixth Amended and Restated Certificate of Incorporation or with respect to any other provisions relating to Stockholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of the Beneficiaries.

Very truly yours,
Achari Ventures Holdings Corp. I

By:
Name:
Title:

Cc:	Chardan Capital Markets LLC

Exhibit E

[Letterhead of Company]

[Insert Date]

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: SPAC Redemption Team

Re: Trust Account Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(m) of the Fourth Amended and Restated Investment Management Trust Agreement between Achari Ventures Holdings Corp. I (“Company”) and Continental Stock Transfer & Trust Company, dated as of July __, 2024 (“Trust Agreement”), this is to advise that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from __ to __ (an “Extension Option”).

This letter shall serve as the notice required with respect to the exercise of an Extension Option prior to a Deadline. Capitalized words used herein and not otherwise defined shall have the same meaning as defined in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $__ which will be wired to you, into the Trust Account upon receipt.

Very truly yours,
Achari Ventures Holdings Corp. I

By:
Name:
Title:

Cc:	Chardan Capital Markets LLC